EXHIBIT 99.1

For Immediate Release

Media Relations Contact David Tovar Phone: 1-800-331-0085 Email: news.walmart.com/reporter	Investor Relations Contact Carol Schumacher 479-277-1498

Doug McMillon Elected New Chief Executive Officer
of Wal-Mart Stores, Inc.
Mike Duke retires as CEO after delivering strong financial performance and developing building blocks that position the company for continued success

Bentonville, Ark., November 25, 2013 - Wal-Mart Stores, Inc. (NYSE: WMT) today announced that its board of directors elected company veteran Doug McMillon, 47, to succeed Mike Duke, 63, as president and chief executive officer, effective February 1, 2014. McMillon was also elected to the company’s board of directors, effective immediately.

“This leadership change comes at a time of strength and growth at Walmart,” said Rob Walton, chairman of Walmart’s board of directors. “The company has the right strategy to serve the changing customer around the world, and Doug has been actively involved in this process. The company has a strong management team to execute that strategy.”

Walton continued, “Doug is uniquely positioned to lead our growing global company and to serve the changing customer, while remaining true to our culture and values. He has broad experience - with successful senior leadership roles in all of Walmart’s business segments - and a deep understanding of the economic, social and technological trends shaping our world. A merchant at heart, Doug has both a long history with our company and a keen sense of where our customers globally are heading next. He has also shown strong leadership on environmental sustainability and a commitment to using Walmart’s size and scale to make a difference in the lives of people, wherever they might be.”

“The opportunity to lead Walmart is a great privilege,” McMillon said. “Our company has a rich history of delivering value to customers across the globe and, as their needs grow and change, we will be there to serve them. Our management team is talented and experienced, and our strategy gives me confidence that our future is bright. By keeping our promise to customers, we will drive shareholder value, create opportunity for our associates and grow our business.”

“Mike put in place the building blocks for the next generation Walmart and today the company is stronger, more global and more unified across all our stores, mobile and online,” said Walton. “He also reinvigorated the productivity loop and delivered strong financial performance. During his tenure the company made critical investments in talent and technology to expand Walmart to even more customers globally and stepped up its progress on social and environmental issues. Mike also has a strong commitment to diversity, and has been especially engaged in advancing women throughout organization. He set a tone at the top to never be satisfied, to always accelerate and do better, while remaining true to the culture that has been core to the company’s success.”

“This is a great company and it has been an honor to help advance Sam Walton’s vision of giving people around the world a better life,” said Duke. “Our associates make it all possible and I’ve learned so much from them. No matter where I traveled, our associates continued to inspire me with their commitment to living our values, serving our customers and taking care of each other.”

Duke will continue serving as chairman of the executive committee of the board and, in the tradition of his predecessors, stay on as an advisor to McMillon for one year. The company plans to make an announcement on McMillon’s successor as CEO of Walmart International by the end of the fiscal year.

NOTE: Bios of Doug McMillon and Mike Duke are available at: http://corporate.walmart.com. A high resolution photo of Doug McMillon is also available for downloading from the site.

About Wal-Mart Stores, Inc. (NYSE: WMT)
Wal-Mart Stores, Inc. (NYSE: WMT) helps people around the world save money and live better - anytime and anywhere - in retail stores, online, and through their mobile devices. Each week, more than 245 million customers and members visit our 11,096 stores under 69 banners in 27 countries and e-commerce websites in 10 countries. With fiscal year 2013 sales of approximately $466 billion, Walmart employs more than 2 million associates worldwide. Walmart continues to be a leader in sustainability, corporate philanthropy and employment opportunity. Additional information about Walmart can be found by visiting http://corporate.walmart.com on Facebook at http://facebook.com/walmart and on Twitter at http://twitter.com/walmart. Online merchandise sales are available at http://www.walmart.com and http://www.samsclub.com.